4Q 2018 And Full Year Earnings Review And 2019 Outlook January 23, 2019 (Preliminary Results)

Creating Tomorrow, Together Our Freedom of movement drives human progress. Belief Our To become the world’s most trusted company, Aspiration designing smart vehicles for a smart world. Passion for Product & Deep Customer Insight Our Plan for Value Creation Winning Propulsion Autonomous Mobility Portfolio Choices Technology Experiences Fitness Metrics Operating Leverage Growth Build, Partner, Buy EBIT Margin Capital Efficiency ROIC Strong Balance Sheet Cash Flow Our People Culture & Values 2

Financial Highlights FOURTH QUARTER FULL YEAR Company Revenue $41.8B 1% $160.3B 2% Company Adj. EBIT* $ Company Adj. EBIT Margin* $1.5B 3.5% $7.0B 4.4% NA EBIT Margin 7.6% 7.9% Ford Credit EBT $0.7B $2.6B Company Adj. Op. Cash Flow* $1.5B $2.8B Company Cash* Liquidity $23.1B $34.2B $23.1B $34.2B Adj. EPS* $0.30 $1.30 * See Appendix for reconciliation to GAAP and definitions 3

Strategic Highlights

Winning Portfolio	✓ F-Series: Over 1 million sold globally in 2018; largest-ever lead on competition; ATPs about $2k higher than segment ✓ Ranger: In the U.S., launched Ranger, the second best selling medium pickup outside of the U.S. ✓ All-new Focus in China: Higher ATP than segment; new mid-size SUV Territory in dealer showrooms by the end of January ✓ All-new Shelby GT500 revealed, most powerful street legal Ford in history
Propulsion Choices	✓ Explorer: America's all-time best-selling SUV. All-new in 2019 with performance-tuned ST and no-compromise hybrid. Hybrid is the first of our next generation of advanced hybrids that provide both capability and efficiency ✓ New all-electric utility to be revealed this year and go on sale in 2020 ✓ Early work started on all-electric F-150
Autonomous Technology	✓ Miami AV drive highlighting technology and business models for moving people and goods – exceeded expectations
Mobility Experiences	✓ Acquired e-scooter company SPIN to deliver first-mile / last-mile mobility solutions ✓ Announced plan to deploy cellular vehicle-to-everything technology (C-V2X) in all-new vehicles in the U.S. beginning in 2022
Fitness	✓ Redesign of our global salaried workforce to increase effectiveness and efficiency complete in 2Q ✓ Began consultation with labor partners on restructuring and redesign of European operations to reach sustainable profitability ✓ Russia business under strategic review ✓ Auto structural costs flat in 2018 YoY versus average annual increase of $1.7 billion 2013 - 2017 ✓ Entered into alliance with VW to develop medium-sized pickup trucks and commercial vans

4

Bob Shanks Chief Financial Officer Financial Review SECRET

Company Key Metrics Summary

	FOURTH QUARTER			FULL YEAR		
	2017	2018	H / (L)	2017	2018	H / (L)
Wholesales (000)	1,749	1,474	(16) %	6,607	5,982	(9) %
Market Share (Pct)	6.6 %	5.9 %	(0.7) ppts	7.0 %	6.3 %	(0.7) ppts
GAAP						
Revenue (Bils)	$ 41.3	$ 41.8	1 %	$156.8	$ 160.3	2 %
Net Income (Bils)	2.5	(0.1)	$ (2.6)	7.7	3.7	$ (4.1)
Net Income Margin (Pct)	6.1 %	(0.3) %	(6.4) ppts	4.9 %	2.3 %	(2.6) ppts
EPS (Diluted)	$ 0.63	$ (0.03)	$(0.66)	$ 1.93	$ 0.92	$(1.01)
Cash Flows From Op. Activities (Bils)	3.1	1.4	(1.8)	18.1	15.0	(3.1)
Non-GAAP						
Company Adj. EBIT* (Bils)	$ 2.0	$ 1.5	$ (0.6)	$ 9.6	$ 7.0	$ (2.6)
Company Adj. EBIT Margin* (Pct)	4.9 %	3.5 %	(1.4) ppts	6.1 %	4.4 %	(1.7) ppts
Adjusted EPS* (Diluted)	$ 0.39	$ 0.30	$ (0.09)	$ 1.78	$ 1.30	$ (0.48)
Company Adj. Op. Cash Flow* (Bils)	2.2	1.5	(0.7)	4.2	2.8	(1.4)
Adjusted Cash Conversion*	43 %	40 %	(3) ppts	43 %	40 %	(3) ppts
Adjusted Debt to EBITDA*	2.5	3.0	0.5	2.5	3.0	0.5
Adjusted ROIC* (Trailing Four Qtrs)	11.8 %	7.1 %	(4.7) ppts	11.8 %	7.1 %	(4.7) ppts

* See Appendix for reconciliation to GAAP, calculations and definitions

- All 4Q key metrics lower YoY except revenue; mainly reflects performance in China and Europe
- Company adj. EBIT at $1.5B, down $0.6B; adj. EBIT margin at 3.5%, down 1.4 ppts
- Company adj. EPS at $0.30, down $0.09; adj. effective tax rate of negative 4.0%
- Company adj. operating cash flow at $1.5B, down $0.7B due primarily to lower EBIT
- Net income loss of $0.1B, down $2.6B; includes negative $0.9B non-cash pre-tax mark-to-market adjustment for global pension and OPEB plans

6

Company Key Financial Metrics Company Revenue (Bils) Company Adjusted EBIT Margin (Pct) $41.3 $42.0 $41.8 $38.9 4.9% 5.2% $37.6 4.3% 4.4% 3.5% 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 Company Adjusted EBIT (Bils) Company Adjusted Operating Cash Flow (Bils) $3.0 $2.2 $1.5 $0.1 $2.0 $2.2 $1.7 $1.7 $1.5 $(1.8) 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 Note: See Appendix for reconciliation to GAAP and definitions Company Revenue And Adj. Operating Cash Flow Trending Higher; Company Adj. EBIT And Adj. EBIT Margin Trending Lower 7

4Q 2018 Company Results (Mils)


$1,131
$(195)
$663
$(142)
$1,457
$(295)
$(1,179)
$(99)
$(116)
Auto
Mobility
Ford Credit
Corporate Other
Company Adj. EBIT*
Interest On Debt
Special Items
Taxes / Non-Controlling
Net Income (GAAP)

	Auto	Mobility	Ford Credit	Corporate Other	Company Adj. EBIT*	Interest On Debt	Special Items	Taxes / Non-Controlling	Net Income (GAAP)
B / (W) 4Q 2017	$(504)	$(95)	$53	$(25)	$(571)	$13	$(1,331)	$(747)	$(2,636)

* See Appendix for reconciliation to GAAP and definitions

- 4Q Company adj. EBIT of $1.5B driven by Auto and Ford Credit; YoY decline due mainly to Auto, driven by China and Europe
- Loss at Mobility due to planned investment increases for development of services and autonomous vehicle business
- Corporate Other reflects Corporate governance cost and adverse fair market value changes for marketable securities; Auto interest income a partial offset
- Special Items mainly non-cash pre-tax mark-to-market adjustment for global pension and OPEB plans; key driver of net income loss
- Unfavorable YoY change in taxes due to non-repeat of favorable U.S. tax reform and other tax-planning actions in 4Q 2017

8

4Q 2018 Automotive EBIT By Region (Mils) • 4Q Automotive EBIT of $1.1B more than explained by $1,959 North America, which improved YoY • Operations outside $1,131 North America at an EBIT loss $(828) of $828M, down $692M due to China and Europe • Within Asia Pacific, China a loss of $534M, a YoY decline of $515M $(49) $(199) $(199) $(381) • Automotive structural costs reduced nearly $200M YoY due North South Middle East Asia to fitness benefits Automotive America America Europe & Africa Pacific B / (W) 4Q 2017 $(504) $188 $(10) $(288) $17 $(411) 9

Ford Credit Key Metrics FOURTH QUARTER FULL YEAR 2017 2018 H / (L) 2017 2018 H / (L) Net Receivables (Bils) $ 143 $ 146 3% $ 143 $ 146 3 % Managed Receivables* (Bils) $ 151 $ 155 3% $ 151 $ 155 3 % Loss-to-Receivables** (LTR) 60 bps 55 bps (5) bps 53 bps 46 bps (7) bps • Strong 4Q and best FY EBT at Auction Values*** $17,505 $17,865 2% $17,430 $18,055 4 % Ford Credit in 8 years Earnings Before Taxes (EBT) (Mils) $ 610 $ 663 $ 53 $ 2,310 $ 2,627 $ 317 ROE (Pct) 50% 14% (36) ppt 22% 14% (8) ppts • U.S. consumer credit metrics healthy with improved LTR Other Balance Sheet Metrics Debt (Bils) $ 138 $ 140 2% • Balance sheet and liquidity Liquidity (Bils) $ 30 $ 27 (7) % remain strong; managed Financial Statement Leverage (to 1) 8.7 9.4 0.7 leverage within target range of Managed Leverage* (to 1) 8.0 8.8 0.8 8:1 to 9:1 * See Appendix for reconciliation to GAAP and definitions ** U.S. retail and lease *** U.S. 36-month off-lease fourth quarter auction values at 4Q 2018 mix, full year auction values at FY 2018 mix 10

Company Cash Flow And Balance Sheet (Bils) 2017 2018 2017 2018 4Q 4Q FY FY Company Cash Flow Company Adj. Op. Cash Flow* $ 2.2 $ 1.5 $ 4.2 $ 2.8 • 4Q and FY Company adj. Change in Company Cash 0.3 (0.6) (1.0) (3.4) operating cash flow at $1.5B and $2.8B, respectively 2017 2018 • Company cash and liquidity Dec 31 Dec 31 balances remain strong Balance Sheet and Liquidity Company Excluding Ford Credit • Committed to maintaining an Company Cash* $ 26.5 $ 23.1 investment grade credit rating Liquidity 37.4 34.2 and debt capacity; fully funded Debt $ (16.5) $ (14.1) and de-risked global funded Cash Net of Debt 10.0 8.9 pension plans; and cash Pension Funded Status balances and liquidity at or Funded Plans $ (0.1) $ (0.3) above $20B and $30B, Unfunded Plans (6.5) (6.0) respectively Total Global Pension $ (6.6) $ (6.3) Total Funded Status OPEB $ (6.2) $ (5.6) * See Appendix for reconciliation to GAAP and definitions 11

FY 2018 Company Results (Mils) • FY Company adj. EBIT of $7B driven by Auto and Ford Credit; YoY decline of $2.6B largely $7,002 explained by lower China and $5,422 Europe results in Auto $3,677 • Loss at Mobility due to planned $2,627 investment increases for development of autonomous vehicle business and mobility services $(373) $(674) $(668) • Corporate Other reflects $(1,228) $(1,429) Corporate governance costs Taxes / offset partially by Auto interest Auto Mobility Ford Credit Corporate Company Interest Special Non- Net Income income Other Adj. EBIT* On Debt Items Controlling (GAAP) B / (W) • Special Items mainly non-cash FY 2017 $(2,662) $(375) $317 $84 $(2,636) $(38) $(1,140) $(240) $(4,054) pre-tax mark-to-market adjustment for global pension and OPEB plans and charges for personnel separations * See Appendix for reconciliation to GAAP and definitions 12

FY 2018 Automotive EBIT By Region (Mils) • FY Automotive EBIT of $5.4B $7,607 driven by North America • North America EBIT lower YoY $5,422 due to higher warranty cost • Operations outside $(2,185) North America at an EBIT loss of $2.2B, compared to last year’s breakeven result. Loss driven by Asia Pacific (China), South America and Europe $(7) $(678) $(398) • Non-North America YoY decline $(1,102) represents over 80% of lower Auto EBIT; results down $1.7B North South Middle East Asia in China and $0.8B in Europe Automotive America America Europe & Africa Pacific B / (W) FY 2017 $(2,662) $(450) $75 $(765) $239 $(1,761) 13

2019 Company Outlook Longer-Term 2018 2019 Target Revenue Growth 2% > Global GDP $ Adj. EBIT Margin* 4.4% 8%+ Potential Adj. ROIC* 7.1% Improvement High Teens+ From 2018 Adj. Cash Conversion* 40% 65%+ Adj. Debt To EBITDA* 3.0 <2.5 * See Appendix for reconciliation to GAAP, calculations and definitions 14

Actions to Improve Performance China Europe  Higher than segment average transaction  Extend brand leadership in LCV share from Growth prices on all-new Focus and Escort 14.1%  10 new product launches in 2019  Ranger and Transit upgrades; Transit PHEV  Improved dealer engagement and  Focus on higher margin sub brands profitability  Reduce passenger vehicle complexity  Right-sized inventory  Prioritize higher-margin markets  Profitability Lower material costs through local  Significant reduction in personnel and sourcing structural costs  Significant reduction in structural costs  Improve or exit unprofitable products and for consolidated operations markets 15

Questions & Answers SECRET

Creating Tomorrow, Together Our • 2018 laid the foundation for Freedom of movement drives human progress. Belief global redesign Our To become the world’s most trusted company, • 2019 clear vision to improve Aspiration designing smart vehicles for a smart world. profitability and returns; now in Passion for Product & Deep Customer Insight execution mode Our Plan for Value Creation Winning Propulsion Autonomous Mobility • Decisive actions to address Portfolio Choices Technology Experiences underperforming parts of the business and to allocate capital Fitness Metrics to higher-return opportunities Operating Leverage Growth • More specifics on global EBIT Margin Build, Partner, Buy redesign in the coming months Capital Efficiency ROIC Strong Balance Sheet Cash Flow Our People Culture & Values 17

Supplemental Materials Financial Review SECRET

4Q 2018 Company Revenue YoY Bridge (Bils) • 4Q Company revenue of $42B up 1%; driven by favorable mix and higher net pricing in North America Net 4Q 2017 Volume Mix Pricing Exchange Other 4Q 2018 19

FY 2018 Company Revenue YoY Bridge (Bils) • FY Company revenue of $160B up 2%; driven by favorable mix, mainly North America, and higher net pricing in all regions except China Net 2017 Volume Mix Pricing Exchange Other 2018 20

Automotive Key Metrics • 4Q Automotive key metrics FOURTH QUARTER FULL YEAR lower YoY except revenue 2017 2018 H / (L) 2017 2018 H / (L) • Global SAAR down 9% driven Global SAAR (Mils) 99.6 90.8 (9) % 95.0 94.2 (1) % by China with smaller declines in Europe and North America Market Share (Pct) 6.6% 5.9% (0.7) ppts 7.0% 6.3% (0.7) ppts Wholesales (000) 1,749 1,474 (16) % 6,607 5,982 (9) % • Global market share lower with declines in all regions except Revenue (Bils) $ 38.5 $ 38.7 1% $ 145.7 $ 148.3 2 % Europe EBIT (Mils) $ 1,635 $ 1,131 $ (504) $ 8,084 $ 5,422 $(2,662) • Lower volume due mainly to EBIT Margin (Pct) 4.3% 2.9% (1.4) ppts 5.6% 3.7% (1.9) ppts joint ventures in China and Turkey Launched all-new Ford Ranger at Michigan Assembly Plant 21

Automotive 4Q 2018 EBIT YoY Bridge (Mils) • 4Q Automotive EBIT of $1.1B down $504M YoY; driven by Industry $ (67) higher warranty cost, lower Share (608) Stocks 371 volume at the China JVs, Mix 583 tariff-related cost and other Other (41) China JVs $(419) China JV Royalties (104) commodity headwinds Exchange / Other (84) • Market factors up strongly due mainly to favorable mix and higher net pricing in Commodities $(439) Warranty (745) North America, as well as net Other Contribution Cost (235) pricing gains in South America Structural Cost 182 and Europe • Structural cost improved $182M Volume / Net 4Q 2017 Mix Pricing Cost Other 4Q 2018 due to fitness benefits Market Factors $1,340 22

Automotive FY 2018 EBIT YoY Bridge (Mils) • FY Automotive EBIT of $5.4B down $2.7B YoY • Decline more than explained by $1.8B from tariff-related cost Exchange $(1,010) and other commodity China JVs & Royalties (1,291) Parts & Accessories 174 headwinds, lower volume at Other 427 China JVs and higher warranty cost (mainly North America) Industry $ 231 Share (1,559) Stocks 482 • Strongest YoY improvement in Mix 2,062 Commodities $(1,604) market factors since 2015, Other (184) Warranty (1,136) Net Product (796) driven by North America, Other Contribution Cost (379) South America and Europe; Structural Cost (50) reflects higher net pricing (including recovery for exchange and economics in Volume / Net South America) and strong mix, 2017 Mix Pricing Cost Other 2018 mainly in North America Market Factors • Structural cost about flat $3,003 23

North America Key Metrics FOURTH QUARTER FULL YEAR • 4Q North America revenue and 2017 2018 H / (L) 2017 2018 H / (L) bottom-line metrics improved YoY; volume-related metrics SAAR (Mils) 22.1 21.6 (2) % 21.5 21.5 - % lower U.S. 18.2 18.0 (1) % 17.6 17.7 1 % Market Share (Pct) 13.6% 12.8% (0.8) ppts 13.9% 13.4% (0.5) ppts • North America and U.S. SAAR U.S. 14.7% 13.6% (1.1) ppts 14.7% 14.1% (0.6) ppts down 2% and 1%, respectively Wholesales (000) 739 738 (0) % 2,967 2,920 (2) % • U.S. market share lower due to Revenue (Bils) $ 24.1 $ 25.8 7% $ 93.5 $ 96.6 3 % car and truck retail performance EBIT (Mils) $ 1,771 $ 1,959 $ 188 $ 8,057 $ 7,607 $ (450) and lower rentals EBIT Margin (Pct) 7.3% 7.6% 0.3 ppts 8.6% 7.9% (0.7) ppts First-year sales of the all-new Expedition proved very strong in the U.S., gaining 6 ppt lift YoY in full-size SUV segment – retail share to 18 percent 24

North America 4Q 2018 EBIT YoY Bridge (Mils) • 4Q North America EBIT at $2B, up $188M YoY • Healthy improvement in market factors due to strong mix and higher net pricing Industry $ 49 Share (569) • Headwinds represented by Stocks 495 Mix 444 Commodities $(301) higher warranty and commodity Other (47) Warranty (707) Other Cost (42) costs, including tariff-related effects • Structural cost flat Volume / Net 4Q 2017 Mix Pricing Cost Other 4Q 2018 Market Factors $1,001 25

North America FY 2018 EBIT YoY Bridge (Mils) • FY North America EBIT of $7.6B, down $450M YoY • EBIT decline mainly reflects Industry $ 219 higher commodity cost, Share (1,272) including tariff-related effects, Stocks 651 Mix 1,919 Commodities $(1,108) and warranty cost; higher Other 70 Warranty (1,070) structural cost due to increased Other Contribution Cost (603) Structural Cost (265) non-cash depreciation and amortization expense • Market factors up strongly due to favorable mix and higher net pricing Volume / Net 2017 Mix Pricing Cost Other 2018 Market Factors $2,012 26

• All 4Q South America metrics South America Key Metrics down YoY except SAAR FOURTH QUARTER FULL YEAR • South America SAAR up 2% 2017 2018 H / (L) 2017 2018 H / (L) with growth of 17% in Brazil and a reduction of 44% in SAAR (Mils) 4.3 4.4 2% 4.2 4.5 7 % Argentina; Brazil higher for the Brazil 2.3 2.7 17% 2.2 2.6 18% 7th consecutive quarter Market Share (Pct) 8.9% 7.6% (1.3) ppts 8.9% 8.3% (0.6) ppts • South America market share Brazil 10.0% 8.6% (1.4) ppts 9.6% 9.2% (0.4) ppts lower in all major markets Wholesales (000) 107 89 (17) % 373 365 (2) % except Peru Revenue (Bils) $ 1.7 $ 1.2 (28) % $ 5.8 $ 5.3 (9) % • Volume decline driven by EBIT (Mils) $ (189) $ (199) $ (10) $ (753) $ (678) $ 75 Argentina EBIT Margin (Pct) (11.1) % (16.4) % (5.3) ppts (12.9) % (12.8) % 0.1 ppts • Revenue decline due to weaker currencies Following the Ka freshening, Ka hatchback was the 2nd-best seller in Brazil 27

South America 4Q 2018 EBIT YoY Bridge (Mils) Commodities $ (74) Other Inflationary Cost (130) Cost Performance 125 • 4Q South America EBIT loss of $199M, about flat from year ago • Higher net pricing and favorable cost performance about offset by weaker currencies and inflationary effects, including higher commodities Exchange $(184) Other 12 Volume / Net 4Q 2017 Mix Pricing Cost Other 4Q 2018 Market Factors $241 28

South America FY 2018 EBIT YoY Bridge (Mils) Commodities $(224) Other Inflationary Cost (407) Cost Performance 208 • FY South America EBIT loss of $678M improved $75M YoY • Higher net pricing and favorable Industry $ 76 cost performance about offset Other (15) by weaker currencies and inflationary effects, including higher commodities • Higher industry volume flows Exchange $(451) Other 67 through to improved EBIT loss Volume / Net 2017 Mix Pricing Cost Other 2018 Market Factors $882 29

Europe Key Metrics FOURTH QUARTER FULL YEAR • All 4Q Europe metrics lower 2017 2018 H / (L) 2017 2018 H / (L) YoY except market share which was unchanged SAAR (Mils) 21.2 19.6 (8) % 20.9 20.9 - % Market Share (Pct) 7.3% 7.3% - ppts 7.5% 7.2% (0.3) ppts • Europe SAAR down 8%, including Turkey down 50%, Wholesales* (000) 416 361 (13) % 1,582 1,533 (3) % resulting in lower volume and Revenue (Bils) $ 8.1 $ 7.4 (8) % $ 29.7 $ 31.3 6 % revenue EBIT (Mils) $ 89 $ (199) $ (288) $ 367 $ (398) $ (765) • Highest 4Q commercial vehicle EBIT Margin (Pct) 1.1% (2.7) % (3.8) ppts 1.2% (1.3) % (2.5) ppts market share since 1994 * Includes Ford brand vehicles produced and sold by our unconsolidated affiliate in Turkey (about 29,000 units in 4Q 2017 and 8,000 units in 4Q 2018). Revenue does not include these sales Ford was #1 in commercial vehicle market share for 2018 30

Europe 4Q 2018 EBIT YoY Bridge (Mils) • 4Q Europe EBIT loss at $199M – an EBIT decline of $288M YoY Industry $(73) Share 62 • Decline due mainly to higher Stocks (69) Net Product $(75) Mix 84 Other Contribution Cost (157) cost, adverse exchange and Structural Cost (40) Other (71) lower industry volume; higher net pricing a partial offset Exchange $(89) Parts & Accessories (29) Other (50) Volume / Net 4Q 2017 Mix Pricing Cost Other 4Q 2018 Market Factors $152 31

Europe FY 2018 EBIT YoY Bridge (Mils) Net Product $(441) Commodities (206) Other Cost (123) • FY Europe EBIT loss at $398M, a decline YoY of $765M • Market factors up YoY, the most since 2015, driven by new product, but insufficient to counter higher net product cost, Industry $ (28) including regulatory-related, Share 37 Stocks 52 commodity cost and adverse Mix / Other (360) exchange, primarily sterling Exchange $(418) Other (194) Volume / Net 2017 Mix Pricing Cost Other 2018 Market Factors $617 32

Middle East & Africa Key Metrics • 4Q MEA top-line metrics lower FOURTH QUARTER FULL YEAR YoY; EBIT and EBIT margin 2017 2018 H / (L) 2017 2018 H / (L) higher SAAR (Mils) 3.7 3.9 5% 3.6 3.8 6% • MEA SAAR up 5%, though down 9% in markets where we Market Share (Pct) 4.3% 3.0% (1.3) ppts 3.8% 3.0% (0.8) ppts participate Wholesales (000) 35 32 (9) % 119 109 (8) % • Market share lower in most Revenue (Bils) $ 0.8 $ 0.7 (12) % $ 2.6 $ 2.7 2 % major markets; key driver of EBIT (Mils) $ (66) $ (49) $ 17 $ (246) $ (7) $ 239 lower volume EBIT Margin (Pct) (8.3) % (7.0) % 1.3 ppts (9.3) % (0.3) % 9.0 ppts • Revenue down because of lower volume Launched mobility and future transportation workshop for young entrepreneurs as part of Henry Ford Entrepreneurship Academy in Dubai 33

Middle East & Africa 4Q 2018 EBIT YoY Bridge (Mils) • 4Q MEA EBIT loss of $49M, improved $17M YoY due to lower cost Volume / Net 4Q 2017 Mix Pricing Cost Other 4Q 2018 Market Factors $4 34

Middle East & Africa FY 2018 EBIT YoY Bridge (Mils) • FY MEA EBIT about breakeven, up $239M YoY with improvements in all factors Volume / Net 2017 Mix Pricing Cost Other 2018 Market Factors $101 35

Asia Pacific Key Metrics FOURTH QUARTER FULL YEAR • All 4Q Asia Pacific metrics 2017 2018 H / (L) 2017 2018 H / (L) down YoY driven by China SAAR (Mils) 48.2 41.4 (14) % 44.8 43.5 (3) % • Revenue decline of 5% driven China 31.4 24.4 (22) % 28.2 26.2 (7) % by exchange and lower volume Market Share (Pct) 3.4% 2.2% (1.2) ppts 3.4% 2.5% (0.9) ppts China 4.0% 2.3% (1.7) ppts 4.2% 2.9% (1.3) ppts • Asia Pacific market share lower Wholesales* (000) 452 254 (44) % 1,566 1,055 (33) % due to China performance Revenue (Bils) $ 3.8 $ 3.6 (5) % $ 14.1 $ 12.4 (12) % • Lower volume driven by China EBIT (Mils) $ 30 $ (381) $ (411) $ 659 $ (1,102) $ (1,761) JVs EBIT Margin (Pct) 0.8% (10.7) % (11.5) ppts 4.7% (8.9) % (13.6) ppts China Unconsolidated Affiliates Wholesales (000) 341 147 (57) % 1,132 651 (42) % Ford Equity Income (Mils) $ 206 $ (213) (203) % $ 916 $ (110) (112) % Net Income Margin (Pct) 8.3% (22.4) % (30.7) ppts 10.9% (1.9) % (12.8) ppts * Includes Ford brand and Jiangling Motors Corporation (JMC) brand vehicles produced and sold in China by our unconsolidated affiliates. Revenue does not include these sales Lincoln China launched the new Nautilus and MKC and introduced the brand’s Quiet Flight DNA 36

Asia Pacific 4Q 2018 EBIT YoY Bridge (Mils) China JVs $(419) JV Royalties (89) Exchange / Other 6 • 4Q Asia Pacific EBIT at $381M loss, down $411M YoY – China down $515M with Other Asia Pacific up $104M • Lower China result due entirely to Contribution Cost $53 lower JV equity income and lower Structural Cost 96 royalties driven by lower JV volume • China JVs equity income at loss of $213M, down $419M Volume / Net 4Q 2017 Mix Pricing Cost Other 4Q 2018 Market Factors $(58) 37

China 4Q 2018 EBIT YoY Bridge (Mils) • 4Q China EBIT loss at $534M – $213M at JVs and $321M at consolidated operations • China EBIT YoY decline of $515M driven by China JVs – mainly lower volume and net pricing – and lower royalty income because of the lower JV volume Net Equity Income $(419) Royalties (104) • Other Asia Pacific EBIT at Volume / Net $153M, up $104M due to lower 4Q 2017 Mix Pricing Cost JVs Other 4Q 2018 cost Market Factors $(79) Other AP $49 $(14) $36 $116 $20 $(54) $153 38

Asia Pacific FY 2018 EBIT YoY Bridge (Mils) • FY Asia Pacific EBIT loss at Industry $ (22) Share (142) $1.1B, down $1.8B YoY – Stocks (261) $1.7B in China and $0.1B in Mix 70 Other (4) Other Asia Pacific Exchange $ (199) China JVs (1,025) JV Royalties (204) • China EBIT decline due to lower Other 98 JV equity income, unfavorable volume and lower net pricing for Explorer and Lincoln imports and lower royalties driven by lower JV volume Contribution Cost $ 57 Structural Cost 121 • China JVs equity income at loss of $110M, down $1B • Lower Other Asia Pacific EBIT Volume / Net due to unfavorable exchange, 2017 Mix Pricing Cost Other 2018 primarily Thai baht and Australian dollar Market Factors $(609) 39

China FY 2018 EBIT YoY Bridge (Mils) • FY China EBIT loss at $1.5B – $110M at JVs and $1.4B at consolidated operations • China EBIT YoY decline of $1.7B largely due to China JVs – mainly lower volume and net pricing • Consolidated China EBIT decline due to lower volume and net pricing for Explorer and Lincoln imports and lower royalties Net Equity Income $(1,025) Royalties (266) driven by lower JV volume Volume / Net 2017 Mix Pricing Cost JVs Other 2018 • Other Asia Pacific EBIT at $444M, down $63M due to Market Factors unfavorable exchange $(498) Other AP $507 $(146) $35 $106 $62 $(120) $444 40

Mobility Key Metrics And 4Q 2018 EBIT YoY Bridge (Mils) Key Metrics FOURTH QUARTER FULL YEAR 2017 2018 H / (L) 2017 2018 H / (L) EBIT (Mils) $ (100) $ (195) $ (95) $ (299) $ (674) $ (375) • 4Q Mobility EBIT loss of $195M, down $95M due to increased investment for mobility services 4Q 2018 EBIT YoY Bridge and AV business development Ford Smart Autonomous 4Q 2017 Mobility Vehicles 4Q 2018 41

Mobility FY 2018 EBIT YoY Bridge (Mils) • FY Mobility EBIT loss at $674M, down $375M due to increased investment for AV business development and mobility services Ford Smart Autonomous 2017 Mobility Vehicles 2018 42

Ford Credit 4Q 2018 EBT YoY Bridge (Mils) Supplemental Depreciation $129 Residual Losses (38) • 4Q Ford Credit EBT at $663M, up $53M YoY driven by favorable lease residual performance and volume and mix Volume / Financing Credit Lease 4Q 2017 Mix Margin Loss Residual Exchange Other 4Q 2018 43

Ford Credit FY 2018 EBT YoY Bridge (Mils) • FY Ford Credit EBT at $2.6B, up $317M YoY; reflects favorable lease residual Supplemental Depreciation $193 Residual Losses 127 performance, driven by higher auction values, and volume and mix DMV $(175) Operating Costs & Other (69) • Other primarily reflects unfavorable derivatives market valuation Volume / Financing Credit Lease 2017 Mix Margin Loss Residual Exchange Other 2018 44

Ford Credit U.S. Automotive Financing Trends Lease Share of Retail Sales (Pct) Lease Return Vol. (000) and Auction Values** Ford Credit Industry* 36-Month Return Volume $18,295 $18,785 $17,830 $17,865 $17,505 $17,440 31% 30% 28% 28% 29% 29% • 4Q lease share flat sequentially 71 71 71 70 61 68 and below industry reflecting Ford sales mix 23% 23% 21% 21% 19% 17% • Expect 2019 FY average 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 auction values to be about 4% lower YoY at constant mix Retail and Lease Repossession Ratio (Pct) Retail and Lease Charge-Offs (Mils) and Severity (000) and LTR Ratio (Pct) • Strong loss metrics reflect Repo Ratio Severity LTR Charge-Offs healthy consumer credit 0.60% 1.22% 0.53% 0.51% 0.55% 1.12% 1.16% 0.36% 0.44% conditions 1.00% 1.07% 1.07% $109 $95 $106 $93 $83 $10.2 $10.3 $10.0 $10.3 $66 $9.8 $9.5 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 * Source: J.D. Power PIN ** At 4Q 2018 mix 45

Company Cash Flow (Bils)

	FOURTH QUARTER		FULL YEAR	
	2017	2018	2017	2018
Company Adjusted EBIT*	$ 2.0	$ 1.5	$ 9.6	$ 7.0
Excluding: Ford Credit EBT	(0.6)	(0.7)	(2.3)	(2.6)
Subtotal	$ 1.4	$ 0.8	$ 7.3	$ 4.4
Capital spending	$ (2.1)	$ (2.1)	$ (7.0)	$ (7.7)
Depreciation and tooling amortization	1.3	1.4	5.0	5.4
Net spending	$ (0.8)	$ (0.7)	$ (2.0)	$ (2.4)
Changes in working capital	0.9	0.4	-	(0.9)
Ford Credit distributions	-	0.7	0.4	2.7
All other and timing differences	0.7	0.3	(1.5)	(1.1)
Company adjusted operating cash flow*	$ 2.2	$ 1.5	$ 4.2	$ 2.8
Separation payments	(0.2)	(0.1)	(0.3)	(0.2)
Other transactions with Ford Credit	-	-	(0.1)	(0.2)
Other, including acquisitions and divestitures	(0.2)	-	(0.2)	(0.5)
Cash flow before other actions	$ 1.8	$ 1.4	$ 3.6	$ 1.9
Changes in debt	(0.2)	(1.2)	(0.4)	(1.8)
Funded pension contributions	(0.7)	(0.2)	(1.4)	(0.4)
Shareholder distributions	(0.6)	(0.6)	(2.7)	(3.1)
Change in cash	$ 0.3	$ (0.6)	$ (1.0)	$ (3.4)

* See Appendix for reconciliation to GAAP and definitions

- 4Q and FY Company adj. operating cash flow positive driven by EBIT and Ford Credit distributions
- FY global funded pension contributions of $0.4B
- FY shareholder distributions of $3.1B

46

Cautionary Note On Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term competitiveness depends on the successful execution of fitness actions; • Industry sales volume, particularly in the United States, Europe, or China, could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Safety, emissions, fuel economy, and other regulations affecting Ford may become more stringent; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. 47

APPENDIX ADDITIONAL MATERIALS Special Items A1 2018 Results A2 2017 Results A3 Revised Reporting – Adjusted ROIC A4 Shareholder Distributions A5 RECONCILIATIONS TO GAAP Adjusted EBIT A6 Adjusted Operating Cash Flow A7 Adjusted Operating Cash Flow – Trailing 5 Quarters A8 Adjusted Earnings Per Share A9 Adjusted Effective Tax Rate A10 Adjusted Debt / EBITDA A11 Ford Credit Managed Receivables A12 Ford Credit Managed Leverage A13 OTHER Employment Data A14 Pension Update A15 Non-GAAP Financial Measures A16 - A18 Definitions and Calculations A19

Company Special Items (Mils) 4Q FY 2017 2018 2017 2018 Pension and OPEB gain / (loss) Year end net pension and OPEB remeasurement $ (162) $ (877) $ (162) $ (877) Other pension remeasurement - - - 26 Pension curtailment 354 - 354 15 Total Pension and OPEB gain / (loss) $ 192 $ (877) $ 192 $ (836) Separation-related actions $ (38) $ (262) $ (297) $ (537) Other Items San Luis Potosi plant cancellation $ - $ - $ 41 $ - Next-generation Focus footprint change (2) - (225) (9) Focus Active cancellation - - - (7) Chariot closure - (40) - (40) Total Other Items $ (2) $ (40) $ (184) $ (56) Total pre-tax special items $ 152 $ (1,179) $ (289) $ (1,429) Tax special items $ 819 $ (141) $ 897 $ (88) A149

2018 Results (Mils)

	2018				
	1Q	2Q	3Q	4Q	Full Year
North America	$ 1,935	$ 1,753	$ 1,960	$ 1,959	$ 7,607
South America	(149)	(178)	(152)	(199)	(678)
Europe	119	(73)	(245)	(199)	(398)
Middle East & Africa	(54)	49	47	(49)	(7)
Asia Pacific	(119)	(394)	(208)	(381)	(1,102)
Automotive	$ 1,732	$ 1,157	$ 1,402	$ 1,131	$ 5,422
Mobility	(102)	(181)	(196)	(195)	(674)
Ford Credit	641	645	678	663	2,627
Corporate Other	(86)	71	(216)	(142)	(373)
Adjusted EBIT	$ 2,185	$ 1,692	$ 1,668	$ 1,457	$ 7,002
Interest on Debt	(289)	(301)	(343)	(295)	(1,228)
Special Items Pre-Tax	23	(42)	(231)	(1,179)	(1,429)
Taxes	(174)	(280)	(101)	(95)	(650)
Less: Non-Controlling Interests	9	3	2	4	18
Net Income Attributable to Ford	$ 1,736	$ 1,066	$ 991	$ (116)	$ 3,677
Company Adjusted Operating Cash Flow (Bils)	$ 3.0	$ (1.8)	$ 0.1	$ 1.5	$ 2.8
Revenue (Bils)	42.0	38.9	37.6	41.8	160.3
Automotive Operating Margin (Pct)	4.4 %	3.2 %	4.0 %	2.9 %	3.7 %
Company Adjusted EBIT Margin (Pct)	5.2	4.3	4.4	3.5	4.4
Net Income Margin (Pct)	4.1	2.7	2.6	(0.3)	2.3
Adjusted EPS – Diluted	$ 0.43	$ 0.27	$ 0.29	$ 0.30	$ 1.30
EPS (GAAP) – Diluted	0.43	0.27	0.25	(0.03)	0.92
China EBIT	$ (150)	$ (483)	$ (378)	$ (534)	$ (1,545)
Other AP EBIT	31	89	170	153	444

A2

2017 Results (Mils)

	2017				
	1Q	2Q	3Q	4Q	Full Year
North America	$ 2,130	$ 2,332	$ 1,824	$ 1,771	$ 8,057
South America	(237)	(177)	(150)	(189)	(753)
Europe	209	122	(53)	89	367
Middle East & Africa	(75)	(49)	(56)	(66)	(246)
Asia Pacific	148	167	314	30	659
Automotive	$ 2,175	$ 2,395	$ 1,879	$ 1,635	$ 8,084
Mobility	(64)	(63)	(72)	(100)	(299)
Ford Credit	481	619	600	610	2,310
Corporate Other	(72)	(146)	(122)	(117)	(457)
Adjusted EBIT	$ 2,520	$ 2,805	$ 2,285	$ 2,028	$ 9,638
Interest on Debt	(293)	(291)	(298)	(308)	(1,190)
Special Items Pre-Tax	24	(248)	(217)	152	(289)
Taxes	(652)	(211)	(191)	652	(402)
Less: Non-Controlling Interests	7	8	7	4	26
Net Income Attributable to Ford	$ 1,592	$ 2,047	$ 1,572	$ 2,520	$ 7,731
Company Adjusted Operating Cash Flow (Bils)	$ 2.0	$ 1.3	$ (1.3)	$ 2.2	$ 4.2
Revenue (Bils)	39.1	39.9	36.5	41.3	156.8
Automotive EBIT Margin (Pct)	6.0 %	6.5 %	5.6 %	4.3 %	5.6
Company Adjusted EBIT Margin (Pct)	6.4	7.0	6.3	4.9	6.1
Net Income Margin (Pct)	4.1	5.1	4.3	6.1	4.9
Adjusted EPS – Diluted	$ 0.40	$ 0.56	$ 0.44	$ 0.39	$ 1.78
EPS (GAAP) – Diluted	0.40	0.51	0.39	0.63	1.93
China EBIT	$ 47	$ 23	$ 102	$ (20)	$ 152

A3

Adjusted ROIC (Bils) 2014 2015 2016 2017 2018 Adjusted Net Operating Profit After Cash Tax Net income attributable to Ford $ 1.3 $ 7.3 $ 4.6 $ 7.7 $ 3.7 Add: Non-controlling interest (0.0) (0.0) 0.0 0.0 0.0 Less: Income tax (0.0) (2.9) (2.2) (0.4) (0.7) Add: Cash tax (0.5) (0.6) (0.7) (0.6) (0.8) Less: Interest on debt (0.9) (0.8) (1.0) (1.2) (1.2) Less: Total pension / OPEB income / (cost) (4.4) (0.5) (2.7) 0.6 (0.4) Add: Pension / OPEB service costs (1.0) (1.2) (1.0) (1.1) (1.2) Net operating profit after cash tax $ 5.1 $ 9.8 $ 8.6 $ 7.0 $ 4.0 Less: Special items (excl. pension / OPEB) pre-tax (1.9) 0.2 (0.6) (0.5) (0.6) Adj. net operating profit after cash tax $ 7.0 $ 9.6 $ 9.2 $ 7.5 $ 4.6 Invested Capital Equity $ 25.1 $ 29.2 $ 29.7 $ 35.6 $ 36.0 Redeemable non-controlling interest 0.3 0.1 0.1 0.1 0.1 Debt (excl. Ford Credit) 14.5 13.4 16.5 16.5 14.1 Net pension and OPEB liability 16.2 13.9 14.7 12.8 11.9 Invested capital (end of period) $ 56.1 $ 56.6 $ 61.1 $ 65.0 $ 62.1 Average invested capital $ 57.2 $ 55.6 $ 58.5 $ 63.4 $ 64.0 Adjusted ROIC (Non-GAAP)* 12.3% 17.3% 15.7% 11.8% 7.1% * Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters A452

Shareholder Distributions (Bils) Supplemental Dividend $18.4 Anti-Dilutive Share Repurchases Regular Dividends $1.7 $2.9 • 2018 total shareholder distributions of $3.1B • Declared 2019 first quarter regular dividend of 15¢ per share $13.8 $3.5 $2.7 $3.1 $2.3 $1.0 $0.6 $2.4 $1.7 $2.4 $2.4 Average 2016 2017 2018 2012 - 2018 2012 - 2015 A553

Company Net Income Reconciliation To Adjusted EBIT (Mils) 4Q FY 2017 2018 2017 2018 Net income / (Loss) attributable to Ford (GAAP) $ 2,520 $ (116) $ 7,731 $ 3,677 Income / (Loss) attributable to non-controlling interests 4 4 26 18 Net income / (Loss) $ 2,524 $ (112) $ 7,757 $ 3,695 Less: (Provision for) / Benefit from income taxes 652 (95) (402) (650) Income / (Loss) before income taxes $ 1,872 $ (17) $ 8,159 $ 4,345 Less: Special items pre-tax 152 (1,179) (289) (1,429) Income / (Loss) before special items pre-tax $ 1,720 $ 1,162 $ 8,448 $ 5,774 Less: Interest on debt (308) (295) (1,190) (1,228) Adjusted EBIT (Non-GAAP) $ 2,028 $ 1,457 $ 9,638 $ 7,002 Memo: Revenue (Bils) $ 41.3 $ 41.8 $ 156.8 $ 160.3 Net income margin (GAAP) (Pct) 6.1% (0.3)% 4.9% 2.3% Adjusted EBIT Margin (Pct) 4.9% 3.5% 6.1% 4.4% A654

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Operating Cash Flow (Mils) 4Q FY 2017 2018 2017 2018 Net cash provided by / (used in) operating activities (GAAP) $ 3,147 $ 1,357 $ 18,096 $ 15,022 Less: Items not included in Company Adjusted Operating Cash Flows Ford Credit operating cash flows (174) (1,232) 9,300 8,171 Funded pension contributions (714) (153) (1,434) (437) Separation payments (181) (117) (281) (179) Other, net (25) (21) (52) 65 Add: Items included in Company Adjusted Operating Cash Flows Automotive and Mobility capital spending (2,103) (2,102) (7,004) (7,737) Ford Credit distributions - 660 406 2,723 Settlement of derivatives 107 70 217 132 Pivotal conversion to a marketable security - - - 263 Company adjusted operating cash flow (Non-GAAP) $ 2,244 $ 1,507 $ 4,182 $ 2,781 A7A1055

Reconciliation To Company Adjusted Operating Cash Flow Trailing Five Quarters (Mils)

	4Q 2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018
Net cash provided by / (Used in) operating activities (GAAP)	$ 3,147	$ 3,514	$ 4,972	$ 5,179	$1,357
Less: Items Not Included in Company Adjusted Operating Cash Flows					
Ford Credit operating cash flows	(174)	(315)	5,907	3,811	(1,232)
Funded pension contributions	(714)	(88)	(72)	(123)	(153)
Separation payments	(181)	(16)	(18)	(28)	(117)
Other, net	(25)	53	(112)	146	(21)
Add: Items Included in Company Adjusted Operating Cash Flows					
Automotive and Mobility capital spending	(2,103)	(1,769)	(1,898)	(1,968)	(2,102)
Ford Credit distributions	-	1,013	450	600	660
Settlement of derivatives	107	(161)	114	109	70
Pivotal conversion to a marketable security	-	-	263	-	-
Company adjusted operating cash flow (Non-GAAP)	$ 2,244	$ 2,963	$ (1,804)	$ 115	$ 1,507
Cash Conversion Calculation					
Company Adj. operating cash flow (Non-GAAP) (sum of Trailing Four Qtrs)	$ 4,182				$ 2,781
Adj. EBIT (Non-GAAP) (sum of Trailing Four Qtrs)	$ 9,638				$ 7,002
Adj. cash conversion (Non-GAAP) (Trailing Four Qtrs)*	43%				40%

* Most comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford is equivalent to 234% in 2017 and 409% in 2018

A8

Company Earnings Per Share Reconciliation To Adjusted Earnings Per Share 4Q FY 2017 2018 2017 2018 Diluted After-Tax Results (Mils) Diluted after-tax results (GAAP) $ 2,520 $ (116) $ 7,731 $ 3,677 Less: Impact of pre-tax and tax special items 971 (1,320) 608 (1,517) Adjusted net income – diluted (Non-GAAP) $ 1,549 $ 1,204 $ 7,123 $ 5,194 Basic and Diluted Shares (Mils) Basic shares (average shares outstanding) 3,973 3,970 3,975 3,974 Net dilutive options, unvested restricted stock units and restricted stock 27 27 23 24 Diluted shares 4,000 3,997 3,998 3,998 Earnings per share – diluted (GAAP)* $ 0.63 $ (0.03) $ 1.93 $ 0.92 Less: Net impact of adjustments 0.24 (0.33) 0.15 (0.38) Adjusted earnings per share – diluted (Non-GAAP) $ 0.39 $ 0.30 $ 1.78 $ 1.30 * The 2018 fourth quarter calculation of Earnings Per Share - Diluted (GAAP) excludes the 27 million shares of net dilutive options, unvested restricted stock units and restricted stock due to their antidilutive effect A957

Company Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate 2018 Memo: 4Q FY FY 2017 Pre-Tax Results (Mils) Income / (Loss) before income taxes (GAAP) $ (17) $ 4,345 $ 8,159 Less: Impact of special items (1,179) (1,429) (289) Adjusted earnings before taxes (Non-GAAP) $ 1,162 $ 5,774 $ 8,448 Taxes (Mils) (Provision for) / Benefit from income taxes (GAAP) $ (95) $ (650) $ (402) Less: Impact of special items (141) (88) 897 Adjusted (provision for) / benefit from income taxes (Non-GAAP) $ 46 $ (562) $ (1,299) Tax Rate (Pct) Effective tax rate (GAAP) (558.8)% 15.0% 4.9% Adjusted effective tax rate (Non-GAAP) (4.0)% 9.7% 15.4% A1058

Adjusted Debt / EBITDA Reconciliation 2017 2018 Adjusted Debt Debt (excl. Ford Credit) $ 16,530 $ 14,147 Add: Unamortized discount & issuance costs 394 316 Add: Operating Lease Adjustment 1,406 1,447 Add: Net pension liability excl. prepaid assets 10,161 9,627 Adjusted Debt $ 28,491 $ 25,537 EBITDA Company adjusted EBIT $ 9,638 $ 7,002 Less: Ford Credit EBT 2,310 2,627 Pension adjustment Interest cost 2,196 2,150 Expected return on assets (4,109) (4,182) Amortization of prior year service costs 180 168 Separation programs/other 92 156 Settlements and curtailments (non-special) (3) (2) Pension adjustment (1,644) (1,710) Add: Depreciation and tooling amortization (excl. Ford Credit) 4,963 5,384 Add: Operating Lease Expense 526 552 Adjusted EBITDA $ 11,173 $ 8,601 Adjusted Debt to EBITDA (Non-GAAP) 2.5x 3.0x A1159

Ford Credit Total Net Receivables Reconciliation To Managed Receivables (Bils) 2016 2017 2018 Dec 31 Dec 31 Dec 31 Ford Credit finance receivables, net (GAAP)* $ 96.2 $ 108.4 $ 109.9 Net investment in operating leases (GAAP)* 27.2 26.7 27.4 Consolidating adjustments** 6.8 7.6 8.9 Total net receivables $ 130.2 $ 142.7 $ 146.3 Ford Credit unearned interest supplements and residual support 5.3 6.1 6.8 Allowance for credit losses 0.5 0.7 0.7 Other, primarily accumulated supplemental depreciation 0.9 1.0 1.1 Total managed receivables (Non-GAAP) $ 136.9 $ 150.5 $ 154.9 * Includes finance receivables (retail and wholesale) sold for legal purposes and net investment in operating leases included in securitization transactions that do not satisfy the requirements for accounting sale treatment. These receivables and operating leases are reported on Ford Credit’s balance sheet and are available only for payment of the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors ** Primarily includes Automotive segment receivables purchased by Ford Credit which are classified to Trade and other receivables on our consolidated balance sheet. Also includes eliminations of intersegment transactions A1260

Ford Credit Financial Statement Leverage Reconciliation To Managed Leverage (Bils) 2016 2017 2018 Dec 31 Dec 31 Dec 31 Leverage Calculation Total debt* $ 126.5 $ 137.8 $ 140.1 Adjustments for cash** (10.8) (11.8) (10.2) Adjustments for derivative accounting*** (0.3) - 0.2 Total adjusted debt $ 115.4 $ 126.0 $ 130.1 Equity**** $ 12.8 $ 15.9 $ 15.0 Adjustments for derivative accounting*** (0.3) (0.1) (0.2) Total adjusted equity $ 12.5 $ 15.8 $ 14.8 Financial statement leverage (to 1) (GAAP) 9.9 8.7 9.4 Managed leverage (to 1) (Non-GAAP) 9.2 8.0 8.8 * Includes debt issued in securitization transactions and payable only out of collections on the underlying securitized assets and related enhancements. Ford Credit holds the right to receive the excess cash flows not needed to pay the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions ** Cash and cash equivalents, and Marketable securities reported on Ford Credit’s balance sheet, excluding amounts related to insurance activities *** Related primarily to market valuation adjustments to derivatives due to movements in interest rates. Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings **** Total shareholder’s interest reported on Ford Credit’s balance sheet A1361

Employment Data* (000s) 2017 2018 Dec 31 Dec 31 North America 100 100 South America 14 12 Europe 54 53 Middle East & Africa 3 4 Asia Pacific 23 22 Total Automotive 194 191 Ford Credit 7 7 Mobility 1 1 Total Company 202 199 * Employment data includes the approximate number of individuals employed by consolidated entities A1462

Pension Update 2018 B / (W) 2017 2018 2017 Pension Funded Status (Bils) U.S. Plans $ (2.2) $ (2.5) $ (0.3) Non-U.S. Plans (4.4) (3.8) 0.6 Total Global Pension $ (6.6) $ (6.3) $ 0.3 • Underfunded status of pension plans at $6.3B; improved $0.3B Year-End Discount Rate (Weighted Average) versus a year ago U.S. plans 3.60% 4.29% 0.69 ppts Non-U.S. plans 2.33 2.48 0.15 • Funded plans remain fully Actual Asset Returns funded in aggregate U.S. plans 13.40% (3.72) % (17.12) ppts Non-U.S. plans 4.50 (0.1) (4.60) • Expect 2019 funded pension plan contributions to be about Pension − Funded Plans Only (Bils) Funded Status $ (0.1) $ (0.3) $ (0.2) $650M Contributions for Funded Plans $ 1.4 $ 0.4 $ 1.0 Pension plan (expense) / income* (Bils) $ 0.6 $ 0.7 $ 0.1 Total Pension & OPEB Special items** (Bils) $ 0.2 $ (0.8) $ (1.0) * Excludes all pension-related special items, primarily remeasurement ** Excludes special separation-related actions A1563

Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) includes non-controlling interests and excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel and dealer-related costs stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT margin is Company adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. A1664

Non-GAAP Financial Measures That Supplement GAAP Measures • Company Adjusted Operating Cash Flow (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, separation payments, and other items that are considered operating cash outflows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company adjusted operating cash flow, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities. • Adjusted Cash Conversion (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford) – Company Adjusted Cash Conversion is Company adjusted operating cash flow divided by Adjusted EBIT. This non-GAAP measure is useful to management and investors because it allows users to evaluate how much of Ford's Adjusted EBIT is converted into cash flow. • Adjusted Debt to EBITDA (Most Comparable GAAP Measure: Total Company Debt to Net income attributable to Ford) – This financial leverage ratio is commonly used to assess a company’s ability to repay its debt. This measure is useful to management and investors because it helps to assess how long we would need to operate at our current level to repay our debt (excl. Ford Credit’s debt). For more information, see the definitions of Adjusted Debt and Adjusted EBITDA. • Adjusted Debt (Most Comparable GAAP Measure: Total Company Debt) – Measure of total company debt (excl. Ford Credit), adjusted to include unamortized discount/premium and issuance costs (excl. Ford Credit), operating lease minimum commitments, and net pension liabilities excluding prepaid assets. This measure is useful to management and investors as it approximates the total liabilities of the company excluding Ford Credit. • Adjusted EBITDA (Most Comparable GAAP Measure: Net income attributable to Ford) – Measure of Company Adjusted EBIT (see definition), excluding Ford Credit EBT, and further adjusted to include depreciation and tooling amortization (excl. Ford Credit), operating lease expense, and certain pension costs. This measure is useful to management and investors as it approximates the cash flow available to repay our debt (excl. Ford Credit’s debt). • Adjusted ROIC – This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension/OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension/OPEB liability. A1765

Non-GAAP Financial Measures That Supplement GAAP Measures • Ford Credit Managed Receivables – (Most Comparable GAAP Measure: Net Finance Receivables plus Net Investment in Operating Leases) – Measure of Ford Credit’s Total net receivables, excluding unearned interest supplements and residual support, allowance for credit losses, and other (primarily accumulated supplemental depreciation). The measure is useful to management and investors as it closely approximates the customer’s outstanding balance on the receivables, which is the basis for earning revenue. • Ford Credit Managed Leverage (Most Comparable GAAP Measure: Financial Statement Leverage) – Ford Credit’s debt-to-equity ratio adjusted (i) to exclude cash, cash equivalents, and marketable securities (other than amounts related to insurance activities), and (ii) for derivative accounting. The measure is useful to investors because it reflects the way Ford Credit manages its business. Cash, cash equivalents, and marketable securities are deducted because they generally correspond to excess debt beyond the amount required to support operations and on-balance sheet securitization transactions. Derivative accounting adjustments are made to asset, debt, and equity positions to reflect the impact of interest rate instruments used with Ford Credit’s term-debt issuances and securitization transactions. Ford Credit generally repays its debt obligations as they mature, so the interim effects of changes in market interest rates are excluded in the calculation of managed leverage. A1866

Definitions And Calculations Automotive Records • References to Automotive records for EBIT margin and business units are since at least 2009 Wholesales and Revenue • Wholesale unit volumes include all Ford and Lincoln badged units (whether produced by Ford or by an unconsolidated affiliate) that are sold to dealerships, units manufactured by Ford that are sold to other manufacturers, units distributed by Ford for other manufacturers, and local brand units produced by our China joint venture, Jiangling Motors Corporation, Ltd. (“JMC”), that are sold to dealerships. Vehicles sold to daily rental car companies that are subject to a guaranteed repurchase option (i.e., rental repurchase), as well as other sales of finished vehicles for which the recognition of revenue is deferred (e.g., consignments), also are included in wholesale unit volumes. Revenue from certain vehicles in wholesale unit volumes (specifically, Ford badged vehicles produced and distributed by our unconsolidated affiliates, as well as JMC brand vehicles) are not included in our revenue Industry Volume and Market Share • Industry volume and market share are based, in part, on estimated vehicle registrations; includes medium and heavy duty trucks SAAR • SAAR means seasonally adjusted annual rate Company Cash • Company cash includes cash, cash equivalents, marketable securities and restricted cash; excludes Ford Credit’s cash, cash equivalents, marketable securities and restricted cash Market Factors • Volume and Mix – primarily measures EBIT variance from changes in wholesale volumes (at prior-year average contribution margin per unit) driven by changes in industry volume, market share, and dealer stocks, as well as the EBIT variance resulting from changes in product mix, including mix among vehicle lines and mix of trim levels and options within a vehicle line • Net Pricing – primarily measures EBIT variance driven by changes in wholesale prices to dealers and marketing incentive programs such as rebate programs, low-rate financing offers, special lease offers and stock accrual adjustments on dealer inventory • Market Factors exclude the impact of unconsolidated affiliate wholesales ROE • Reflects an annualized return on equity. This metric is calculated by taking net income for the period divided by average equity for the period and annualizing the result by dividing by the number of days in the quarter and multiplying by 365. Earnings Before Taxes (EBT) • Reflects Income before income taxes Note: Calculated results may not sum due to rounding A1967